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                                                            EXHIBIT 3.1(a)

                                 STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                                ---------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EAGLE SUPPLY GROUP, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1997, AT 10 O'CLOCK A.M.

                                           /s/ Edward J. Freel
                           [SEAL]          ------------------------------------
                                           EDWARD J. FREEL, SECRETARY OF STATE


                                           AUTHENTICATION:    9032383

                                                     DATE:    04-17-98
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                             CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF INCORPORATION

                                       OF

                              EAGLE SUPPLY GROUP, INC.

          Eagle Supply Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the board of directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

          RESOLVED, that the Certificate of Incorporation of Eagle Supply Group, Inc. be amended by deleting Article "4." thereof in its entirety and substituting, in lieu thereof, the following:

                  4. The total number of shares of stock which the Corporation shall have authority to issue is twenty seven million five hundred thousand (27,500,000), of which stock twenty five million (25,000,000) shares of par value of One Hundredth of One Cent ($.0001) each, amounting in the aggregate to Two Thousand Five Hundred Dollars ($2,500), shall be Common Stock and two million five hundred thousand (2,500,000) shares of the par value of One Hundredth of One Cent ($.0001) each, amounting in the aggregate to Two Hundred Fifty Dollars
         ($250), shall be Preferred Stock.

          SECOND: That the Stockholders of the Corporation have approved such amendment pursuant to a majority written action in lieu of a meeting pursuant to Section 228 of the General Corpora tion Law of the State of Delaware.

          THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Douglas P. Fields, its Chief Executive Officer and attested by Frederick M. Friedman, its Secretary, this 12th day of December, 1997.

                                                        EAGLE SUPPLY GROUP, INC.

                                               By:       /s/ Douglas P. Fields
                                                     ---------------------------
                                                        Douglas P. Fields
                                                        Chief Executive Officer

ATTEST:

By:      /s/ Frederick M. Friedman
         -------------------------
         Frederick M. Friedman
         Secretary

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